UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

On May 19, 2014, Lilis Energy, Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with Nasdaq Rule 5250(c)(1) related to the filing of periodic financial reports with the Securities and Exchange Commission. The issuance of the letter is based upon the Company not filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “Form 10-Q”) on or before May 15, 2014, and not filing its Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”) on or before the extended due date of April 15, 2014.

The issuance of the letter has no immediate effect on the listing of the Company’s common stock. In order to maintain its listing, the Company must submit by June 16, 2014 a plan to regain compliance with respect to these delinquent reports, addressing its specific circumstances, including the likelihood that the periodic reports can be made within the exception period, the Company’s past compliance history, the reasons for the late filing, corporate events that may occur within the exception period, the Company’s general financial status, and its disclosures to the market. The Company intends to file the Form 10-K prior to June 16, 2014, and to file the Form 10-Q shortly thereafter, which it believes will bring it into compliance. However, if the Company is unable to make both filings before June 16, 2014, it intends to submit a plan of compliance on or before that date.

On May 21, 2014, the Company issued a press release disclosing the receipt of the Letter, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Lilis Energy, Inc. dated May 21, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2014	LILIS ENERGY, INC.

	By:	/s/ Eric Ulwelling
Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of Lilis Energy, Inc. dated May 21, 2014

* Furnished herewith.